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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Administrative Officer of Salomon Brothers Variable Series Funds Inc - Salomon Brothers Variable All Cap Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                       Chief Administrative Officer
Salomon Brothers Variable Series              Salomon Brothers Variable Series
Funds Inc -                                   Funds Inc -
Salomon Brothers Variable All Cap Fund        Salomon Brothers Variable All Cap
                                              Fund

/s/ R. Jay Gerken                             /s/ Andrew B. Shoup
---------------------------                   -------------------------
R. Jay Gerken                                 Andrew B. Shoup
Date:  March 10, 2004                         Date:  March 10, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Form N-CSR with the Commission.